UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

OAK RIDGE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-52640	20-8550086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road Oak Ridge, North Carolina	27310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 644-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2008, Oak Ridge Financial Services, Inc. (the “Company”) entered into a Loan Agreement with Silverton Bank, National Association (“Silverton”), whereby Silverton agreed to extend credit to the Company in an aggregate principal amount not exceeding at any time outstanding $9 million (the “Loans”), a copy of which is attached hereto. The proceeds of the Loans will be used for working capital and general corporate purposes, including funding loan growth and future fixed asset expansion of the Company’s wholly-owned subsidiary, Bank of Oak Ridge (the “Bank”) through contributions of capital to the Bank. In accordance with the Loan Agreement, payments of interest are due and payable on the first day of each fiscal quarter starting on October 1, 2008 and the entire principal balance of all outstanding Loans, all unpaid interest accrued thereon and all other sums and costs owed to Silverton by the Company is due and payable on June 30, 2010. As security for the Loans, the Company pledged all of the issued and outstanding stock of the Bank and executed a Stock Pledge Agreement dated June 30, 2008, a copy of which is attached hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit (10)(xviii)	Loan Agreement by and between Oak Ridge Financial Services, Inc. and Silverton Bank, National Association dated June 30, 2008

Exhibit (10)(xix)	Stock Pledge Agreement by and between Oak Ridge Financial Services, Inc. and Silverton Bank, National Association dated June 30, 2008

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit (10)(xviii)	Loan Agreement by and between Oak Ridge Financial Services, Inc. and Silverton Bank, National Association dated June 30, 2008

Exhibit (10)(xix)	Stock Pledge Agreement by and between Oak Ridge Financial Services, Inc. and Silverton Bank, National Association dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Dated: June 30, 2008	By:	/s/ Thomas W. Wayne
Thomas W. Wayne,
Senior Vice President and Chief Financial Officer